EXHIBIT 99.1
Blue Hills Bancorp, Inc. Declares Quarterly and Special Cash Dividend; Announces Annual Meeting Date

NORWOOD, Mass., February 22, 2018 (GLOBE NEWSWIRE) -- On February 21, 2018, the Board of Directors of Blue Hills Bancorp, Inc. (NASDAQ:BHBK) declared a special dividend of $0.30 and a regular quarterly cash dividend of $0.15 per common share, payable on March 21, 2018 to stockholders of record as of March 7, 2018.

William Parent, President and Chief Executive Officer of Blue Hills Bancorp, said, “Our decision to pay a special dividend in 2018 reflects the continued improvement in our operating performance since becoming a public company in July 2014 and our optimism for what lies ahead in 2018 and beyond.  We constantly evaluate all options with respect to managing our significant excess capital position and believe that this special dividend represents the best course of action available to the Company and our shareholders at this time.  Taking into account both our regular dividend and special dividend, our stock currently provides an attractive annualized yield of approximately 4.5% to our investors based on our closing stock price on February 21, 2018.  As we move forward, we will seek to deploy excess capital through organic growth and dividend payments while continuing to evaluate stock buybacks and acquisition opportunities in a disciplined manner.”

Blue Hills Bancorp, Inc. also announced that its 2018 Annual Meeting will be held on Wednesday, May 16, 2018 at 10:00 AM Eastern Time.  Stockholders of record as of the close of business on March 29, 2018 are entitled to vote at the Annual Meeting, which will be held at corporate headquarters at 500 River Ridge Drive, Norwood, MA 02062.

ABOUT BLUE HILLS BANCORP
Blue Hills Bancorp, Inc., with corporate headquarters in Norwood, MA, had assets of $2.7 billion at December 31, 2017 and operates 11 retail branch offices in Boston, Dedham, Hyde Park, Milton, Nantucket, Norwood, West Roxbury, and Westwood, Massachusetts. Blue Hills Bank is a full service, community bank with its main office in Hyde Park, Massachusetts. The Bank's three branches in Nantucket, Massachusetts operate under the name, Nantucket Bank, a division of Blue Hills Bank. The Bank provides consumer, commercial and municipal deposit and loan products in Eastern Massachusetts through its branch network, loan production offices and eCommerce channels. The Bank offers commercial business and commercial real estate loans in addition to cash management services and commercial deposit accounts. The Bank also serves consumers through a full suite of consumer banking products including checking accounts, mortgage loans, equity lines of credit and traditional savings and certificate of deposit accounts. The Bank has invested substantially in online technology including online account opening and funding, online mortgage applications, online banking, mobile banking, bill pay and mobile deposits. Blue Hills Bank has been serving area residents for over 145 years. For more information about Blue Hills Bank, visit www.bluehillsbank.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the PSLRA). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: our ability to implement successfully our business strategy, which includes significant asset and liability growth; changes that could adversely affect the business in which the Company and the Bank are engaged; prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services.  For additional information on some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.